                                                                      EXHIBIT 11

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES
---------------------------------------------

FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994
COMPUTATION OF PER SHARE AMOUNTS
(in thousands, except per share amounts)
--------------------------------------------------------------------------------

                                              1996       1995       1994
                                              ----       ----       ----
                                            Restated   Restated   Restated
                                            (Note 2)   (Note 2)   (Note 2)

PRIMARY:
Net income                                   $ 9,726    $10,995    $ 4,647
                                             -------    -------    -------

Weighted average number of common shares      20,166     17,618     16,338

Assumed number of shares issued
 from common share equivalents                 1,220      2,255      2,020
                                             -------    -------    -------
Weighted average number of common and
 common equivalent shares                     21,386     19,872     18,358
                                             -------    -------    -------
Net income per share:
 Primary                                     $   .45    $  0.55    $   .25
                                             -------    -------    -------



FULLY DILUTED:
Net income                                   $ 9,726    $10,995    $ 4,637
                                             -------    -------    -------

Weighted average number of common shares      20,166     17,618     16,338

Assumed number of shares issued
 from common share equivalents                 1,227      2,377      2,222
                                             -------    -------    -------
Weighted average number of common and
 common equivalent shares                     21,393     19,995     18,560
                                             -------    -------    -------
Net income per share:

 Fully diluted                               $   .45    $  0.55    $   .25
                                             -------    -------    -------




NOTE:  The effect of options and warrants was calculated using the modified
----   treasury stock method for the year ended September 30, 1994.